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                              ARTICLES OF INCORPORATION

                                          OF

                           NEW YORK BAGEL ENTERPRISES, INC.


KNOW ALL MEN BY THESE PRESENTS:

    The undersigned incorporator hereby forms and establishes a corporation for profit under the laws of the State of Kansas as follows:

                                          I.

    The name of the corporation is New York Bagel Enterprises, Inc..

                                         II.

    The registered office of the corporation is located at 1600 Epic Center, 301 North Main Street, Wichita, Sedgwick County, Kansas 67202-4888, and the corporation's resident agent at such address is Gregory B. Klenda.

                                         III.

    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Kansas general corporation code.

                                         IV.

    The corporation shall have authority to issue thirty million (30,000,000) shares of capital stock comprised of (i) twenty-five million (25,000,000) shares of Class A Common Stock with a par value of One Cent ($0.01) for each of such shares, and (ii) five million (5,000,000) shares of Class B Common Stock with a par value of One Cent ($0.01) for each of such shares, aggregating Three Hundred Thousand Dollars ($300,000). The Class B Common Stock shall have no voting power for any purposes whatsoever and the holders of Class A Common Stock shall, to the exclusion of the holders of Class B Common Stock, have fully voting power for all

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purposes.  The Class B Common Stock shall be automatically converted into Class
A Common Stock upon the corporation's successful completion of a public offering, if any, of its Class A Common Stock pursuant to the registration requirements of the Securities Act of 1933, as amended, such that each share of Class B Common Stock then issued and outstanding shall be converted into one (1) share of Class A Common Stock.

                                          V.

    The name and mailing address of the incorporator are:

    Gregory B. Klenda
    1600 Epic Center, 301 N. Main
    Wichita, KS  67202-4888

                                         VI.

    The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are:

    Robert J. Geresi                        Paul T. Sorrentino
    110 West Third Street                   110 West Third Street
    Stillwater, OK  74074                   Stillwater, OK  74074

    David L. Murfin                         Paul R. Hoover
    300 IMA Plaza, 250 N. Water             300 IMA Plaza, 250 N. Water
    Wichita, KS  67202                      Wichita, KS  67202

    Robert D. Young                         Vincent J. Vrana
    300 IMA Plaza, 250 N. Water             110 West Third Street
    Wichita, KS  67202                      Stillwater, OK  74074

    At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which, except for this provision as to cumulative voting, such stockholder would be entitled to cast for the election of directors with respect to such stockholder's shares of stock multiplied by the number of directors to be elected by each stockholder, and each stockholder may cast all of such votes for a single director or may

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distribute them among the number to be voted for, or for any two or more of them as such stockholder may see fit. All elections of directors shall be by written ballot only if requested by any stockholder entitled to vote.

                                         VII.

    No original issue of the shares of stock of the corporation shall be made hereafter except as the same may be authorized by resolution of the Board of Directors. Upon any original issue of shares hereafter so authorized, the existing stockholders at the time of the adoption of such resolution shall be entitled to subscribe to shares of the said original issue in proportion to their then existing stockholders, and on the same terms authorized for such original issue by the Board of Directors. Upon the adoption of any such resolution, notice thereof and of their preemptive rights shall be given to the existing stockholders in writing by mail to their last known addresses, and such preemptive rights may be exercised by delivering a written election thereof at the registered office of the corporation within ten (10) days after the mailing of such notice.

                                        VIII.

    There is reserved to the corporation and to existing stockholders in such manner as shall be set forth in the corporation's Bylaws, the right to purchase and acquire the stock of any selling stockholders before sale to a non-stockholder.

                                         IX.

    Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them or between the corporation and its stockholders or any class of them, any court of competent jurisdiction within the State of Kansas, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application

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of any receiver or receivers appointed for the corporation under the provisions of K.S.A. 17-6901, and amendments thereto, or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of K.S.A. 17-6808, and amendments thereto, may order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as consequence of such compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

                                          X.

    The corporation shall indemnify and hold harmless, to the fullest extent permitted under applicable law as it presently exists or may hereafter be amended, any person who was or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise. The corporation shall further pay or reimburse the reasonable expenses incurred by such person in advance of the final disposition of the proceeding after the corporation receives a written affirmation by the person of his or her good faith belief that he or

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she has met the standard of conduct necessary for indemnification under applicable law and a written undertaking by or on behalf of the person to repay the amount paid or reimbursed if it is ultimately determined that he or she has not met that standard or if it is ultimately determined that indemnification of the person against expenses incurred by him or her in connection that proceeding is prohibited by applicable law.

    A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under applicable law as it presently exists or may hereafter be amended.

    Neither the amendment nor repeal of this Article X shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article X would accrue or arise prior to such amendment or repeal.

                                         XI.

    The original or other Bylaws of the corporation may be adopted, amended or repealed by the incorporator or by the initial directors named in these Articles of Incorporation, or, before the corporation has received any payment for any of its stock, by its Board of Directors. After the corporation has received any payment for any of its stock, the Bylaws of the corporation may be adopted, amended or repealed, (a) by a majority vote of the stockholders at a meeting at which a quorum is present or (b) by a two-thirds vote of the full Board of Directors. Notice of any change of the Bylaws by the Board of Directors shall be given to each stockholder having voting rights within ten (10) days after the date of such action by the Board of Directors.

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    IN WITNESS WHEREOF, the said incorporator has subscribed his name hereto this 27th day of December, 1995.



                                       ---------------------------------------
                                       Gregory B. Klenda


STATE OF KANSAS    )
                   )  ss:
COUNTY OF SEDGWICK )

    The foregoing instrument was acknowledged before me this 27th day of December, 1995 by Gregory B. Klenda.



                                       ---------------------------------------
                                       Janet G. Richey, Notary Public

My Appointment Expires

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                                       CONSENT


    The undersigned, being the President and Secretary of New York Bagel Enterprises, Inc., an Oklahoma corporation, hereby consents to New York Bagel Enterprises, Inc., a Kansas corporation, using its name.

    Dated this 27th day of December, 1995.


                                       ---------------------------------------
                                       Robert J. Geresi, President

ATTEST:


By
   --------------------------------
    Robert D. Young, Secretary


STATE OF KANSAS    )
                   )  ss:
COUNTY OF SEDGWICK )

    The foregoing instrument was acknowledged before me this 27th day of December, 1995 by Robert J. Geresi, President, and Robert D. Young, Secretary, on behalf of the corporation.



                                       ---------------------------------------
                                       Janet G. Richey, Notary Public

My Appointment Expires


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